Exhibit 10.5

Confidential Treatment Requested. Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[Redacted].” A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO

PURCHASE, SALE AND SERVICING TRANSFER AGREEMENT

This FOURTH AMENDMENT TO PURCHASE, SALE AND SERVICING TRANSFER AGREEMENT, dated as of June 1, 2005, (this “Amendment”) is made and entered into as of May 19, 2006, by and among Federated Department Stores, Inc., a Delaware corporation (“FDS”), FDS Bank, a federally-chartered stock savings bank (“FDS Bank”), Federated Corporate Services, Inc., an Ohio corporation (as successor in interest to Prime II Receivables Corporation, a Delaware corporation) (“Prime II”), Macy’s Department Stores, Inc., an Ohio corporation and a wholly-owned subsidiary of FDS (“Macy’s”), Bloomingdale’s, Inc., an Ohio corporation and a wholly-owned subsidiary of FDS (“Bloomingdale’s”; and together with FDS, FDS Bank, Prime II and Macy’s, each, an “FDS Company” and collectively, the “FDS Companies”), and Citibank, N.A., a national banking association (the “Purchaser”).

WHEREAS, FDS, FDS Bank, Prime II and Purchaser are parties to that certain Purchase, Sale and Servicing Transfer Agreement dated as of June 1, 2005, as amended by the letter agreement (the “First Amendment”) dated August 22, 2005 and further amended by the Second Amendment to the Purchase, Sale and Servicing Transfer Agreement (the “Second Amendment”) dated as of October 24, 2005 and the Third Amendment to the Purchase, Sale and Servicing Transfer Agreement (the “Third Amendment”) dated as of May 1, 2006 (the “Purchase Agreement”);

WHEREAS, the parties hereto desire to permit the sale pursuant to the Purchase Agreement of those May Assets and May Liabilities relating to May Accounts that have been converted from May Co. credit Systems to FACS Group, Inc. credit Systems prior to the Third Closing Date; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement in accordance with Section 13.4 of the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used without definition in this Amendment have the meanings assigned to them in the Purchase Agreement.

2. Amendment of Section 1.1.

(a) The definition of “May Accounts” is hereby amended by replacing the definition in its entirety with the following:

“May Account” means a Credit Card Account owned by FDS or a Subsidiary of FDS prior to the Third Closing and associated with a retail division of May Co. as conducted as of the closing of May Merger (or a successor to such business as conducted by FDS and its Subsidiaries following the May Merger) that exists as of the Third Cut-Off Time, other than (i) any Employee Account, (ii) any Credit Card Account that, as of the Third Cut-Off Time, has been (or should have been) charged off in accordance with May Bank’s or the Sellers’ standard policies and procedures as in effect on the date of this Agreement or (iii) any Commercial Account owned by FDS Bank or one of its Affiliates.”

(b) The definition of “Second Cut-Off Time” is hereby amended by replacing the word “Saturday” with the word “Sunday”.

(c) The definition of “Sellers” is hereby amended by replacing the definition in its entirety with the following:

“Sellers” means the collective reference to FDS, FDS Bank and Prime II; provided that with respect to the (i) Second Purchase and Assumption (and the obligations and conditions to be satisfied in connection therewith) the “Sellers” shall mean FDS and FDS Bank, (ii) the CM Purchase and Assumption (and the obligations and conditions to be satisfied in connection therewith), the “Sellers” shall mean FDS, FDS Bank, Filene’s Finance, Inc., Hecht’s Finance, Inc. and Famous-Barr Finance, Inc. and (iii) the Third Purchase and Assumption (and the obligations and conditions to be satisfied in connection therewith), the “Sellers” shall mean FDS, FDS Bank, Marshall Field’s Finance, Inc., Robinsons-May Finance, Inc. and Foley’s Finance, Inc.

(d) The definition of “Third Cut-Off Time” is hereby amended by replacing the word “Saturday” with the word “Sunday”.

3. Amendment of Section 4.4(a). Section 4.4(a) of the Purchase Agreement is hereby amended by replacing the words “of the Fiscal Month after the Fiscal Month” with the words “of the calendar week after the calendar week”.

4. Amendment of Article XIII. Article XIII of the Purchase Agreement is hereby amended by adding the following Section 13.13 at the end of Article XIII:

“Section 13.13. Converted May Accounts. The parties hereto agree to the terms and conditions set forth in Schedule 13.13.”.

5. New Schedule 13.13. The Purchase Agreement is hereby amended by adding a new Schedule 13.13 attached hereto.

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6. Capacity; Authorization; Validity.

(a) FDS hereby represents and warrants to the Purchaser as of the date hereof:

(i) Each FDS Company has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of such FDS Company hereunder and the other documents, instruments and agreements to be executed and delivered by such FDS Company pursuant hereto.

(ii) The execution and delivery by the FDS Companies of this Amendment and all documents, instruments and agreements executed and delivered by the FDS Companies pursuant hereto, and the consummation by the FDS Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the FDS Companies.

(iii) This Amendment (A) has been duly executed and delivered by the FDS Companies, (B) constitutes the valid and legally binding obligation of the FDS Companies, and (C) is enforceable against the FDS Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(b) The Purchaser hereby represents and warrants to the Sellers as of the date hereof:

(i) The Purchaser has all necessary corporate or similar power and authority to (A) execute and enter into this Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by the Purchaser pursuant hereto.

(ii) The execution and delivery by the Purchaser of this Amendment and all documents, instruments and agreements executed and delivered by the Purchaser pursuant hereto, and the consummation by the Purchaser of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of the Purchaser.

(iii) This Amendment (A) has been duly executed and delivered by the Purchaser, (B) constitutes the valid and legally binding obligation of the Purchaser and (C) is enforceable against the Purchaser in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

7. Effect of Amendment. This Amendment is hereby incorporated into and made a part of the Purchase Agreement. Except as amended by this Amendment, all terms and provisions of the Purchase Agreement shall continue and remain in full force and effect and binding upon the parties thereto.

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8. Binding Effect. This Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

9. Governing Law. This Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

10. Counterparts/Facsimiles. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

CITIBANK, N.A.

By:	/s/ Steven J. Freiberg
	Name:	Steven J. Freiberg
Title:

FEDERATED DEPARTMENT STORES, INC.

By:	/s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

FDS BANK

By:	/s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

FEDERATED CORPORATE SERVICES, INC.

By:	/s/ Bradley R. Mays
	Name:	Bradley R. Mays
Title: Vice President

MACY’S DEPARTMENT STORES, INC.

By:	/s/ Bradley R. Mays
	Name:	Bradley R. Mays
Title: Vice President

BLOOMINGDALES, INC.

By:	/s/ Bradley R. Mays
	Name:	Bradley R. Mays
Title: Vice President

Schedule 13.13

Converted May Accounts

Notwithstanding anything to contrary contained in the Purchase Agreement:

1. The closing (the “CM Closing”) of the purchase and sale of the Converted May Assets (as defined in Exhibit A to this Schedule 13.13) and the assumption of the Converted May Liabilities (as defined in Exhibit A to this Schedule 13.13) (the “CM Purchase and Assumption”) shall take place on [date] (the “CM Closing Date”). The closing of the purchase and sale of the other May Assets and the other May Liabilities shall take place in accordance with the terms and conditions of the Purchase Agreement applicable to the May Assets and the May Liabilities and references to such terms (and to any assets and liabilities comprising any portion of the May Assets and the May Liabilities) in the Purchase Agreement shall be deemed to exclude the Converted May Assets acquired and the Converted May Liabilities assumed at the CM Closing.

2. For the purposes of the CM Purchase and Assumption, all provisions of the Purchase Agreement referring to the Third Purchase and Assumption, the May Assets and the May Liabilities shall apply mutatis mutandis to the CM Purchase and Assumption, the Converted May Assets and the Converted May Liabilities, respectively, except all references to:

(a)	The “Estimated May Purchase Price” shall be deemed to be references to the “Estimated CM Purchase Price” (as defined on Exhibit A to this Schedule 13.13);

(b)	the “Estimated Third Closing Statement” shall be deemed to be references to the “Estimated CM Closing Statement” (as defined on Exhibit A to this Schedule 13.13);

(c)	the “Final Third Closing Statement” shall be deemed to be references to the “Final CM Closing Statement” (as defined on Exhibit A to this Schedule 13.13);

(d)	the “May Accounts” shall be deemed to be references to the “CM Accounts” (as defined on Exhibit A to this Schedule 13.13);

(e)	the “May Account Assets” shall be deemed to be references to the “CM Account Assets” (as defined below);

(f)	the “May Assets” shall be deemed to be references to the “Converted May Assets”;

(g)	the “May Cardholder List” shall be deemed to be references to the “CM Cardholder List” (as defined on Exhibit A to this Schedule 13.13);

(h)	the “May Liabilities” shall be deemed to be references to the “Converted May Liabilities”;

(i)	the “May Purchase Price” shall be deemed to be references to the “CM Purchase Price” (as defined on Exhibit A to this Schedule 13.13);

(j)	the “Minimum May Allocation” shall be deemed to be references to the “Minimum CM Allocation” (as defined below);

(k)	the “Third Closing” shall be deemed to be references to the “CM Closing”;

(l)	the “Third Closing Allocation” shall be deemed to be references to the “CM Closing Allocation” (as defined below);

(m)	the “Third Closing Date” shall be deemed to be references to the “CM Closing Date”;

(n)	the “Third Cut-Off Time” shall be deemed to be references to the “CM Cut-Off Time” (as defined on Exhibit A to this Schedule 13.13);

(o)	the “Third Instrument of Assignment and Assumption” shall be deemed to be references to the “CM Instrument of Assignment and Assumption” (as defined on Exhibit A to this Schedule 13.13); and

(p)	the “Third Purchase and Assumption” shall be deemed to be references to the “CM Purchase and Assumption” (as defined above).

All provisions of the Purchase Agreement referring to the Estimated May Purchase Price, the Estimated Third Closing Statement, the May Cardholder List, the May Purchase Price, the May Assets, the May Liabilities and the May Accounts shall continue to apply thereto as set forth in the Purchase Agreement, but shall be deemed to exclude the Converted May Assets and the Converted May Liabilities (and any assets and liabilities comprising any portion of the Converted May Assets and the Converted May Liabilities).

3. The Purchase Agreement is hereby amended by replacing Section 11.6(e) therof in its entirety with the following:

Following the CM Closing Date, the Purchaser and the Sellers shall attempt to agree on the allocation solely for Tax purposes of the CM Purchase Price, the Converted May Liabilities, to the extent required, and any other relevant amount among the Converted May Assets (the “CM Closing Allocation”). The CM Closing Allocation shall comply with the requirements of Sections 338 and 1060 of the Code and shall provide for an allocation of not less than the following amount (the “Minimum CM Allocation”) to items (1), (4), (5), (6) and (7) of the definition of “Converted May Assets” (such assets, collectively, the “CM Account Assets”):

[redacted].

If the parties cannot agree on the CM Closing Allocation within ninety (90) days after the CM Closing Date, the CM Closing Allocation shall be determined by the Accountant through the dispute resolution method described in Section 2.3(c); provided that [redacted]. If the CM Purchase Price or the Converted May Liabilities are adjusted, the parties shall revise the CM Closing Allocation on a basis consistent with this Section 11.6(e) in order to reflect such adjustment.

Following the Third Closing Date, the Purchaser and the Sellers shall attempt to agree on the allocation solely for Tax purposes of the May Purchase Price, the May Liabilities, to the extent required, and any other relevant amount among the May Assets (the “Third Closing Allocation”). The Third Closing Allocation shall comply with the requirements of Sections 338 and 1060 of the Code and shall provide for an allocation of not less than the following amount (the “Minimum May Allocation”) to items (1), (4), (5), (6) and (7) of the definition of “May Assets” (such assets, collectively, the “May Account Assets”):

[redacted].

If the parties cannot agree on the Third Closing Allocation within ninety (90) days after the Third Closing Date, the Third Closing Allocation shall be determined by the Accountant through the dispute resolution method described in Section 2.3(c); provided that [redacted]. Notwithstanding anything to the contrary contained herein, the Purchaser and the Sellers shall use the Third Closing Allocation, as finally determined pursuant to this Section 11.6(e), for all Tax purposes, including the filing of IRS Form 8594 and all other Tax Returns. If the May Purchase Price or the May Liabilities are adjusted, the parties shall revise the Third Closing Allocation on a basis consistent with this Section 11.6(e) in order to reflect such adjustment.

4. [redacted].

[End of Schedule]

Exhibit A

to Schedule 13.13

Definitions

“CM Account” means a Credit Card Account owned by FDS or a Subsidiary of FDS prior to the CM Closing and associated with a retail division of May Co. as conducted as of the closing of May Merger (or a successor to such business as conducted by FDS and its Subsidiaries following the May Merger) that (a) exists as of the CM Cut-Off Time and (b) has been converted from May Co. credit Systems to FACS Group, Inc. credit Systems, other than (i) any Employee Account, (ii) any Credit Card Account that, as of the CM Cut-Off Time, has been (or should have been) charged off in accordance with May Bank’s or the Sellers’ standard policies and procedures as in effect on the date of the Purchase Agreement, (iii) any Credit Card Account bearing a Card Association designation (it being understood that the Credit Card Accounts excluded pursuant to this clause (iii) do not include private label Credit Card Accounts issued pursuant to the same Credit Card) and (iv) any Commercial Account owned by FDS Bank or one of its Affiliates. The CM Accounts are listed on Exhibit B to Schedule 13.13.

“CM Cardholder List” means a list, as of the CM Cut-Off Time, of the names, addresses, telephone numbers and taxpayer identification numbers and social security numbers of all Cardholders with respect to the CM Accounts as and to the extent maintained by FDS or any of its Subsidiaries.

“CM Cut-Off Time” means 11:59 P.M. Eastern time on the Sunday immediately preceding the CM Closing Date.

“CM Instrument of Assignment and Assumption” means the Instrument of Assignment and Assumption in the form attached as Annex D to the Purchase Agreement, to be entered into at the CM Closing.

“CM Purchase Price” means the purchase price payable in accordance with the Final CM Closing Statement, as finally determined in accordance with Section 3.3 of the Purchase Agreement.

“Converted May Assets” means all right, title and interest of the Sellers in and to the following assets, properties and rights:

(1)	the CM Accounts;

(2)	the Gross Receivables on the CM Accounts as of the CM Cut-Off Time;

(3)	all Interchange Fees relating to the CM Accounts and payable with respect to transactions occurring after the CM Cut-Off Time;

(4)	the applications for CM Accounts pending and solicitations for CM Accounts outstanding (if any);

(5)	the Account Agreements for the CM Accounts;

(6)	the CM Cardholder List;

(7)	the portion of the Master File, as of the CM Cut-Off Time, applicable to the CM Accounts;

(8)	the Books and Records that relate to the CM Accounts (if any);

(9)	all inventories and other goods and supplies in stock and used or held for use by the Sellers and their Affiliates in connection with the CM Accounts, including plastics, applications and periodic statements; and

(10)	all rights, claims, credits, causes of action or rights of set-off against third parties relating principally to the assets listed in clauses (1) through (9) above, in each case, arising upon or after the CM Closing.

“Converted May Liabilities” means the following Liabilities of the Sellers:

(1)	all Liabilities for Taxes relating to the Converted May Assets for any period (or portion thereof, in the case of a Straddle Period) beginning after the CM Closing Date;

(2)	from and after the CM Closing, all obligations to CM Account Cardholders in their capacity as such or to perform under Account Agreements for the CM Accounts, including payment of credit balances (excluding any such obligations to the extent related to any breach or default by the Sellers or its Affiliates prior to the CM Closing);

(3)	all fees, operating assessments and other charges relating to the CM Accounts that are incurred or accrue on or after the CM Closing Date (including fees, assessments and other charges of the Card Associations relating to the Accounts, but excluding (except as otherwise expressly provided in the Purchase Agreement) all obligations to the Card Associations arising out of or relating to the consummation of the transactions contemplated by the Purchase Agreement and the Ancillary Agreements);

(4)	all obligations of the Sellers to perform from and after the CM Closing under the applicable by-laws, rules and regulations of the Card Associations with respect to the CM Accounts; and

(5)	all Liabilities to the extent related to, associated with or arising out of the Converted May Assets or the operation of the Business by the Purchaser or its Affiliates with respect to the Converted May Assets, in each case from and after the CM Closing.

“Estimated CM Closing Statement” means a statement prepared by the Sellers, substantially in the form of Schedule 1.1(b)(3) to the Purchase Agreement, or such other Schedule as may be prepared pursuant to Section 6.16 of the Purchase Agreement, in each case showing in reasonable detail the calculation of the Estimated CM Purchase Price, based on data available as of the fifth Business Day preceding the CM Cut-Off Time; provided that [redacted].

“Estimated CM Purchase Price” means the amount payable by the Purchaser on the CM Closing Date in accordance with the Estimated CM Closing Statement or such other amount payable pursuant to Section 6.16 of the Purchase Agreement.

“Final CM Closing Statement” means a statement prepared by FDS, substantially in the form of Schedule 1.1(b)(3) to the Purchase Agreement, or such other statement as may be prepared pursuant to Section 6.16 of the Purchase Agreement, in each case, showing in reasonable detail FDS’s calculation of the CM Purchase Price, based on the data available as of the CM Cut-Off Time; provided that [redacted].

Exhibit B

to Schedule 13.13

CM Accounts

The accounts associated with the following divisions of May Department Stores:

Filene’s

Strawbridge’s

Hecht’s

Kaufmann’s

L.S. Ayres

The Jones Store

Famous Barr

For the avoidance of doubt, the CM Accounts shall not include the accounts associated with the following divisions of May Department Stores:

Robinson’s-May

Meier & Frank

Foley’s

Marshall Fields

Lord & Taylor

David’s Bridal